UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 20, 2008

ACIES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	000-49724	91-2079553
(State Or Other	(Commission	(IRS Employer
Jurisdiction Of	File Number)	Identification No.)
Incorporation)

14 Wall Street, Suite 1620, New York, New York 10005
(Address of Principal Executive Offices)    (Zip Code)

Registrant’s telephone number, including area code:   (800) 361-5540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Term Sheet

On or about October 20, 2008, Acies Corporation (the “Company,” “we,” and “us”) entered into a non-binding Term Sheet with I-Toss Acquisition, Inc. a Delaware corporation (“I-Toss”).  Pursuant to the Term Sheet, upon the receipt of certain approvals required to be obtained on the part of I-Toss, the Company and I-Toss agreed to use their best efforts to draft and finalize a share exchange agreement between the Company, I-Toss and its shareholders (the “Exchange”), whereby I-Toss and its shareholders will exchange all of the then outstanding shares of I-Toss for 44,340,000 post-Reverse Split (as described below) shares of the Company’s common stock, which shares will be issued pro rata to I-Toss’s shareholders and will represent not less than 98.46% of the Company’s then fully-diluted outstanding shares of common stock.  A required term of the Exchange is the assumption by Acies of all the outstanding warrants to purchase shares of common stock of I-Toss on similar terms as are currently outstanding.  Assuming the Exchange is consummated, I-Toss will become a wholly-owned subsidiary of the Company.

Prior to the parties affecting the Exchange, and the other transactions described below (including the Reverse Split, the Name Change and the Spin Off, as described below), I-Toss is required to acquire all of the outstanding securities of L.A. Digital Post, Inc. (“LADP”) and Electronic Picture Solutions, Inc. (“EPS”).

Following the acquisition of LADP and EPS, and prior to the closing of the Exchange, the Term Sheet contemplates the Company filing and distributing an Information Statement with the Securities and Exchange Commission and receiving shareholder approval for the consummation of the Exchange, approving a 1 for 100 reverse stock split (the “Reverse Split”) with all shareholders owning less than 100 shares being rounded up to own 100 shares, approving a name change (the “Name Change”) to a name to be determined by I-Toss, at its sole discretion, and approving the Spin Off, described below. Pursuant to the Term Sheet, the cost and expenses incurred by the Company in connection with the Information Statement will be paid by I-Toss.

Assuming the Exchange is consummated, the Term Sheet contemplates the Company, immediately after the effective time of the Exchange and with the assistance of I-Toss, effecting a spin-off (the “Spin Off”) of Acies, Inc., a Nevada corporation and the Company’s wholly owned subsidiary, to a stand alone private company solely owned by the Company’s current Chief Executive Officer and Director, Oleg Firer.  The Spin-Off will effectively spin off the Company’s current operations as a payment services company (the “Acies Operations”) and the Company’s sole business focus following the Spin Off will be the operations of I-Toss.  As consideration for the Company agreeing to the Spin-Off, it is contemplated that Mr. Firer will cancel 5,000,000 pre-split shares of common stock of the Company that he currently beneficially owns and Mr. Firer will assume the then outstanding amount of the Company’s RBL Capital Group, LLC (“RBL”) loan facility.  Further, it is contemplated that the Company will agree to relinquish any and all rights to ownership of the Acies Operations and any associated assets in consideration for the Spin Off and the assumption by Acies, Inc., of the RBL loan facility.

In connection with the Exchange, it is contemplated that the Company’s current officers and Directors will resign and new officers and Directors to be determined by I-Toss and/or the former shareholders of I-Toss in their sole discretion will be appointed.

The Company and I-Toss agreed to use their best good faith efforts to execute a definitive agreement to affect the Exchange and the related transactions discussed above as soon as practicable after the transactions contemplated by the Term Sheet have been approved by I-Toss’s shareholders. Pursuant to the Term Sheet, I-Toss will be responsible for the payment of all legal, accounting and other expenses incurred in connection with  the Exchange and the other related transactions discussed above.

Assuming the Company and I-Toss agree on final terms for the Exchange and related transactions and enter into a definitive agreement to consummate such transactions, subject to shareholder approval, the Company will file another current report on Form 8-K to include as an exhibit the definitive agreement and the terms and conditions of such agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On or about October 23, 2008, Yakov Shimon resigned as Vice President of Technology and Data Management of the Company (the “Resignation”).  The Resignation was effective as of October 23, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACIES CORPORATION

By: /s/ Oleg Firer
Name: Oleg Firer
Title: Chief Executive Officer

Date:  October 28, 2008